                                  EXHIBIT 11.1

                        COMPUTATION OF EARNING PER SHARE



                                                  Three months
                                                 Ended March 31
                                                 --------------
                                               1997                1996
                                               ----                ----
Net income (Loss)                      $ (1,065,080)        $(1,418,771)
                                       ------------         -----------

Weighted Average
Common Shares
Outstanding                              20,692,182           9,724,540
                                       ------------         -----------

Net Income
(Loss) per
Common Share                           $      (0.05)        $     (0.15)
                                       ============         ===========


                                                  Nine months
                                                 Ended March 31
                                                 --------------
                                               1997                1996
                                               ----                ----
Net income (Loss)                      $ (3,243,662)        $(7,737,039)
                                       ------------         -----------

Weighted Average
Common Shares
Outstanding                              18,480,512           8,325,772
                                       ------------         -----------

Net Income
(Loss) per
Common Share                           $      (0.18)        $     (0.93)
                                       ============         ===========